Exhibit 99.1

Truli Technologies Merges with Recruiter.com, Inc. and Acquires Assets of Genesys Talent, LLC

Truli Technologies, Inc. (“Truli” or the “Company”) (OTC:TRLI), a development stage technology company specializing in recruitment software, today announced the closing of a private placement financing and the successful completion of a merger transaction and an asset purchase. Truli has acquired Recruiter.com, Inc. (“Recruiter.com”), a recruitment technology platform, in a subsidiary merger transaction whereby Recruiter.com became a wholly-owned subsidiary of Truli. Simultaneously with the completion of the merger, Truli purchased certain specialized recruiting assets of Genesys Talent, LLC (“Genesys”). Genesys will continue to own and develop its disruptive candidate sourcing and engagement technology, MatchList. Going forward, the Company intends to effect a name change from Truli Technologies, Inc. to Recruiter.com Group, Inc.

In connection with the merger and the asset purchase, Rick Roberts, who had previously served as President of Genesys, was appointed President of the Recruiting Solutions division of the Company, and Ashley Saddul, who had previously served as the Chief Technology Officer of Recruiter.com, was appointed the Chief Technology Officer of the Company.

Miles Jennings will continue as the Chief Executive Officer of the Company. Michael Woloshin, the founder and former CEO of Recruiter.com, will act as the Company’s independent business development consultant.

In addition, the Company increased the size of its Board of Directors and Evan Sohn, who had previously served as the special consultant to Truli in connection with the merger, was appointed to the Board of Directors as Executive Chairman. The Board of Directors has also appointed Tim O’Rourke, designated by Genesys in connection with the asset purchase, as a director of the Company.

“Completing these two acquisitions is a major achievement and step forward for the Company,” said Miles Jennings, CEO of Truli. “Recruiter’s exceptional brand and exciting technology platform will help the Company scale up quickly and capitalize on the massive demand for professional hiring. We’re also very excited to add Rick Roberts as President of the Recruiting Solutions division, Tim O’Rourke to our Board of Directors, the experienced team from Genesys Talent, and their roster of enterprise clients.”

Rick Roberts comes to the Company from Genesys Talent, with over 20 years of achievements driving corporate performance by expertly aligning team development and revenue goals with corporate objectives. Prior to leading Genesys Talent as President, he was President of the Willis Group, Regional Vice President of Modis, a division of Adecco, and Director at Ibase Consulting. Tim O’Rourke, Managing Director of ICON Information Consultants, a top provider of human capital solutions, consulting, payroll and professional services, and a shareholder of Genesys Talent, will join Truli’s Board of Directors. ICON has earned recognition as the largest women-owned business in the Houston area, with hundreds of millions of dollars in yearly revenue.

“Recruiter.com is one of the best-known recruitment brands with an impressive technology offering. We are excited to join forces and look forward to addressing the immediate need for qualified mid to senior level candidates,” said Rick Roberts. “We are confident that our vision of a centralized recruiting platform will drive tremendous growth and value for our clients and shareholders.”

Michael Woloshin commented: “Following the merger with Truli, Recruiter.com is on its way to becoming a powerful recruiting industry leader. I look forward to seeing its continued development and growth in the months and years ahead.”

About Truli Technologies:

Truli Technologies, Inc. focuses on the development and acquisition of technology that solves industry challenges through connection, automation, and engagement. The Company’s wholly-owned subsidiary, VocaWorks, is an on-demand, cloud-based, online and mobile hiring platform being built to connect technology professionals with emerging growth companies looking for talent. VocaWorks is disrupting the traditional staffing industry through a platform that matches opportunistic employees with the world’s most innovative technology companies. With one-tap notifications, user profiles, and full project tracking, VocaWorks brings a new level of engagement and simplicity to the recruitment and onboarding of talented consultants for project-based hiring needs. For more information, please visit www.trulitechnologies.com or www.vocaworks.com.

About Recruiter.com:

Recruiter.com is a leading platform connecting recruiters and employers. We pair enterprises with the most extensive network of recruiters to drive the hiring of top talent faster and smarter. We offer recruiters SHRM certified recruitment training and independent earning opportunity. Recruiter.com was voted “Top Tech Company to Watch” by the CT Tech Council, cited as one of the “Top 35 Most Influential Career Sites” by Forbes, and listed by Inc. as one of the “9 Best Websites for Finding Top Talent.” Visit https://www.recruiter.com.

About Genesys Talent:

With decades of recruiting process and technology experience under their belts, the founders of Genesys Talent set out to change the way job seekers connect with the organizations that need them. To create an exceptional, high-value experience for both sides of the recruiting equation, Genesys Talent focuses primarily on technology, online marketplaces, and the wholesale reinvention of existing recruiting methods when necessary. By taking a constructively critical look at what works and what doesn’t in the recruiting space, Genesys Talent has built enhanced processes in a cloud-based technology that brings together workers and employers while unleashing a whole new spectrum of opportunities to reimagine talent. Visit https://genesystalent.com/matchlist or follow Genesys Talent on Twitter: @GenesysTalent

Cautionary Statement Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including future growth of the Company’s technology business and expected competitive position, the delivery of shareholder value, expected services from the founder of Recruiter.com and the change of the Company’s name. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about the future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include continued demand for professional hiring, the condition of the equity markets in general and for microcap companies in particular, a lack of growth in the U.S. market for technology-enabled recruitment services and the Company’s inability to successfully integrate Recruiter and the assets acquired from Genesys into the Company and the Risk Factors contained within our filings with the Securities and Exchange Commission including our annual report on Form 10-K for the year ended March 31, 2018. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact

Miles Jennings

miles@recruiter.com

Truli Technologies, Inc.

Phone: (866) 862-2979

3